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1 Vertical Capital Income Fund Presentation May 2023

2 Important Information This presentation (“Presentation”) prepared by Carlyle Global Credit Investment Management L . L . C . (together with its affiliates, “Carlyle”), is provided for information purposes only and is not an offer to sell or solicitation of an offer to buy interests in any fund or investment program sponsored by Carlyle (a “Fund”), including Vertical Capital Income Fund (“ VCIF ”) . Such offer or solicitation to buy interests (“Interests”) in any Fund is made only through the Fund’s confidential private placement memorandum or prospectus (the “Memorandum”) . The information contained in this Presentation is superseded by, and is qualified in its entirety by the Memorandum . This Presentation and the information contained herein may not be reproduced or redistributed in any format to third parties without Carlyle’s express prior written consent . Carlyle makes no representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein . Certain information contained herein has been obtained from published and non - published sources prepared by third parties . While such information is believed to be reliable, Carlyle does not assume any responsibility for the accuracy or completeness of the information, which is based on matters as they exist as of the date of this Presentation and not as of any future date . No reliance on forward - looking statements . Certain statements contained in this Presentation are based on current expectations, estimates, projections, opinions, and/or beliefs constitute “forward - looking statements,” which can be identified by the use of forward - looking terminology such as “may,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “target,” or “believe” or comparable terminology . No representation or warranty is made with respect to such statements and future events may differ materially from those reflected or contemplated in such statements . As a result, investors should not rely on such forward - looking statements in making their investment decisions . Associated Risks . An investment in VCIF entails a high degree of risk and no assurance can be given that VCIF’s investment objective will be achieved or that investors will receive a return on their capital . Each prospective investor should consult its own legal, accounting and tax advisors as to the legal, business, tax and related matters concerning the information contained in this Presentation in order to make an independent determination and consequences of a potential investment in VCIF , including federal, state, local and foreign tax consequences . Past performance is not necessarily indicative of future results, and there can be no assurance that targeted returns will be achieved, that VCIF will achieve comparable results, or that VCIF will be able to implement its investment strategy or achieve its investment objective . Please see the Risk Factors and Potential Conflicts of Interest section of the Memorandum for the risks associated with VCIF . Certain Definitions . Unless otherwise indicated, all internal rates of return (“IRRs”), multiples of invested capital (“MOICs”) and dividend yields are presented on a “gross” basis, i . e . , they do not reflect any carried interest, management fees, taxes, transaction costs and other expenses (“Fees & Expenses”) to be borne by certain and/or all investors, which will reduce returns and, in the aggregate, are expected to be substantial . Any “net” performance information is after deduction for such Fees & Expenses . An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment . An investment is considered partially realized when the total proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital represents at least 50 % of invested capital and such investment is not yet fully realized . For a description of such Fees & Expenses, please see the Memorandum and Part II of Form ADV maintained by Carlyle’s registered investment advisor, Carlyle Global Credit Investment Management L . L . C . Prospective investors, upon request, may obtain a hypothetical illustration of the effect of such Fees & Expenses on returns . Unregistered Status . The Interests have not been registered under the U . S . Securities Act of 1933 , as amended (the “Securities Act”), the securities laws of any other state or the securities laws of any other jurisdiction, nor is such registration contemplated . The Interests will be offered and sold in the United States under the exemption provided by Section 4 (2) of the Securities Act and Regulation D promulgated thereunder . The Interests will be offered outside the United States in reliance upon the exemption from registration provided by Regulation D or Regulation S promulgated under the Securities Act and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made . Valuations . For purposes of this Presentation, the valuation of our investments is determined in accordance with the terms of ASC 820 , Fair Value Measurement . Generally, Carlyle values its investments at their market price if market quotations are readily available, with a discount in the case of restricted securities . In the absence observable market prices, valuations may incorporate management’s own assumptions and involve a significant degree of judgment, taking into consideration a combination of internal and external factors, including the appropriate risk adjustments for non - performance and liquidity risks . Investments for which market prices are not observable include private investments in the equity of operating companies, real estate properties, certain debt positions or CLOs . Valuations of non - US denominated unrealized investments are calculated in the applicable local currency and converted to U . S . dollars as of the relevant valuation date and accordingly, include the effects, if any, in movements in currency exchange rates .

3 Important Information (Cont’d) Additional Information and Where to Find It . This communication relates to a proposed transaction involving Carlyle and VCIF , along with the related proposals for which VCIF shareholder approval will be sought (the “Proposals”) . In connection with the proposed transaction, VCIF plans to file with the SEC and mail to its shareholders a proxy statement on Schedule 14 A (the “Proxy Statement”) . The Proxy Statement will contain important information about Carlyle, VCIF , the proposed transaction and related matters . SHAREHOLDERS OF VCIF ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CARLYLE, VCIF , THE TRANSACTION AND THE PROPOSALS . Investors and security holders will be able to obtain the documents filed with the SEC free of charge from the SEC’s website at http : //www . sec . gov , or, for documents filed by VCIF , from VCIF’s website at https : //www . vcif . us/home . The planned tender offer (the “Offer”) has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of beneficial interest (the “Shares”) of VCIF or any other securities . On the commencement date of the Offer, Carlyle will file with the U . S . Securities and Exchange Commission (“SEC”) a tender offer statement on Schedule TO . The Offer will be made only pursuant to the offer to purchase, letter of transmittal and related tender offer documents filed as part of the Schedule TO with the SEC upon commencement of the Offer . Investors and holders of Shares are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14 D - 9 that will be filed by VCIF with the SEC, because they will contain important information . These documents will be available at no charge on the SEC’s website at www . sec . gov . In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge at www . carlyle . com . A copy of the tender offer statement and the solicitation/recommendation statement will be made available to all of the holders of Shares free of charge at www . VCIF . us/home .

4 Transaction Overview SECTION 01

5 Transaction Highlights Carlyle Global Credit Investment Management L.L.C. will become the investment adviser to VCIF New strategy will invest in the debt and equity tranches of collateralized loan obligations Shareholders will receive a $10 million cash payment representing approximately $0.96 per share following the closing of the transaction Carlyle will fund a tender offer for up to $25 million of existing VCIF shares at net asset value following closing Carlyle will invest at least an additional $15 million in VCIF through newly issued shares and private share purchases at prices equal to (or greater than) net asset value following closing 1 2 3 4 5 VCIF’s board of trustees has unanimously approved the proposed transaction Five large institutional shareholders of VCIF representing 35.8% of outstanding shares have signed voting support agreements

6 Transaction Summary • $50 million commitment by Carlyle to VCIF and its shareholders: • Shareholders will receive a $10 million cash payment representing approximately $0.96 per share • Tender offer to purchase up to $25 million of existing VCIF shares at net asset value following closing • The tender offer represents 24.0% of VCIF’s net asset value as of 4/28/23, providing existing shareholders liquidity following closing • Invest at least $15 million in VCIF by newly issued shares and private share purchases at prices equal to (or greater than) net asset value • Following the tender and equity investment, Carlyle is projected to own 35.0% of VCIF’s shares creating significant alignment of interest Carlyle Commitment • Expect to hold VCIF shareholder meeting in first half of 2023 • Targeting closing later in the first half of 2023 Timing

7 Transaction Summary (Cont’d) • The new strategy will invest in the debt and equity tranches of collateralized loan obligations (“CLOs”) • VCIF will liquidate a minimum of 95% of the existing portfolio, subject to certain exclusions, prior to closing • Carlyle expects it will take up to 6 months to transition the portfolio to CLOs • VCIF and Carlyle will implement a new management fee and incentive fee on net investment income that is in line with peer closed - end funds (“CEFs”) investing in CLOs • Management fee of 1.75% on gross assets • 17.5% incentive fee on net investment income subject to a 8.0% hurdle rate with a catch - up • Carlyle will provide expense support by waiving or reimbursing certain operating expenses to the extent that such expenses exceed 2.50% annually for the period that ends at the earlier of (i) the rotation of 75% of VCIF’s portfolio into CLOs or (ii) 4 quarters following closing New Strategy

8 Benefits of New Strategy • Closed - end funds (“CEFs”) investing in CLOs have historically provided shareholders a double - digit dividend yield • Once the portfolio is fully transitioned, VCIF intends to ultimately increase the dividend to 12% annualized, subject to market conditions • This would represent a 50% increase from the current 8% dividend yield • VCIF intends to maintain the current 8% dividend yield during the transition period, subject to market conditions • CEFs investing in CLOs have typically traded at a premium to net asset value over the past 5 years: • Trading at a premium to NAV can allow for accretive equity issuances to grow VCIF Benefits of New Strategy Source : Bloomberg, Capital IQ, and Company Filings . 1. From May 17 , 2018 to May 17 , 2023 . # Trading Days in Last 5 Years with Price Premium to NAV 1 % Trading Days in Last 5 Years with Price Premium to NAV 1 Fund I 1,055 84% Fund II 1,179 94%

9 Go - Forward Strategy • Issue baby bonds and preferred securities to leverage VCIF • Target debt plus preferred to total assets of 0.25x – 0.40x • Peer funds have historically traded at a premium to net asset value • If VCIF trades at a premium to net asset value, complete accretive issuances of common shares with at - the - market offerings Growth via Accretive Equity Issuances and Leverage • Issuance of common shares at a premium will increase net asset value • Increase trading volume and liquidity to shareholders • Increase the following from equity research analysts • Increase the following from institutional investors • Reduce the cost of financing and improve financing terms • Increase negotiating leverage when making new CLO investments Potential Benefits of Growth

10 Carlyle Overview SECTION 02

CARLYLE
VERTICAL
CAPITAL INCOME FUND

Carlyle Firm Overview[1]

Firm Overview

Founded:	1987
AUM:	$381 bn
Employees:	2,200+
Investment Professionals:	750+[2]
Offices / Continents:	29 / 5

Private Equity	$164 bn AUM	*425+ investment professionals*
Global Credit	$150 bn AUM[3]	*200+ investment professionals[4]*
Investment Solutions	$67 bn AUM	*~100 investment professionals*

The Carlyle Edge

- ✓ **Reach:** "One Carlyle" Global Network
- ✓ **Expertise:** Deep Industry Knowledge
- ✓ **Impact:** Executive Operations Group
- ✓ **Data:** Portfolio Intelligence

Global Investment Platform



1. Firm data as of March 31, 2023. 2. Total includes 9 Investment Professionals in the Executive Group. 3. Carlyle Global Credit AUM includes $55.1 billion of insurance related assets. 4. Includes 11 professionals in the Carlyle Global Capital Markets group. Note: AUM numbers may not sum to total due to rounding. Certain communications between Carlyle Global Credit and investment professionals in other business segments may be restricted in accordance with Carlyle's information barrier policy. Past performance is not indicative of future results and there can be no assurance that any trends will continue.

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Carlyle Global Credit Platform

CARLYLE
VERTICAL
CAPITAL INCOME FUND

CARLYLE GLOBAL CREDIT – $150 BN AUM[1]

LIQUID CREDIT AUM: $50.4 billion		PRIVATE CREDIT AUM: $23.6 billion		REAL ASSETS CREDIT AUM: $14.9 billion		PLATFORM INITIATIVES AUM: $61.1 billion	
CLO MANAGEMENT	Carlyle managed CLOs (broadly syndicated senior secured bank loans)	DIRECT LENDING	Directly originated loans, primarily first lien and financial sponsor-backed	AVIATION FINANCE	Commercial aircraft leasing / servicing and securitization of aircraft portfolios	CARLYLE TACTICAL CREDIT FUND	Closed-end Interval fund investing dynamically across Carlyle's entire credit platform
						CARLYLE STRUCTURED SOLUTIONS	Private, primarily IG-rated investments backed by assets w/ contractual cash flows
CLO INVESTMENT	Equity and debt CLO tranches in 3rd party managed CLOs	OPPORTUNISTIC CREDIT	Directly originated private capital solutions primarily for non-sponsored companies	INFRASTRUCTURE CREDIT	Credit investments in U.S. and international infrastructure assets	CROSS-PLATFORM SMAs	Tailored separate accounts investing across the credit platform
REVOLVING CREDIT	Senior secured revolving credit facilities of non-IG issuers	SPECIAL SITUATIONS	Flexible mandate across debt, preferred, and common equity solutions in non-control and control situations	REAL ESTATE CREDIT	Lending to global real estate projects	ADVISORY CAPITAL	Credit assets sub-advised for insurance platform

Source: The Carlyle Group. As of March 31, 2023 unless otherwise stated. 1. Carlyle Global Credit AUM includes $55.1 billion of insurance related assets. Past performance is not indicative of future results and there can be no assurance that any trends will continue.

12

13 UNLISTED RETAIL Carlyle Global Credit’s Expertise in Regulated Funds LISTED RETAIL Registered, continuously - offered 40 - Act closed - end interval fund seeks to produce current income and provide access to a range of Carlyle’s credit strategies $2.4 billion Registered business development company seeks to deliver sustainable current cash income from primarily senior secured, floating rate instruments $2.0 billion “Private - to - public” business development company seeks to deliver sustainable current cash income from first lien, secured, floating rate instruments $400 million Carlyle Credit Solutions (CARS) • Carlyle maintains a successful track record managing regulated vehicles and CLO investments • Carlyle leverages its established brand, expertise managing 40 Act Funds, and in - house infrastructure to deliver exceptional retail - oriented solutions • Carlyle’s listed BDC, CGBD, is covered extensively by sell - side analysts including BAML, Citigroup, JPMorgan, Oppenheimer, and Wells Fargo Carlyle Tactical Private Credit Fund (CTAC) Carlyle Secured Lending (CGBD) Carlyle Secured Lending III (CSL III) Open - ended, evergreen business development company well - suited to maturing private credit asset class $2.1 billion Note: Assets as of March 31, 2023.

Carlyle's Value to VCIF

CARLYLE
VERTICAL
CAPITAL INCOME FUND

Carlyle believes it can deliver substantial value to VCIF shareholders through multiple avenues, including CLO investment expertise and experience in managing listed vehicles

Carlyle is Well-Positioned to Manage VCIF

- Carlyle's Global Credit Platform is one of the largest integrated credit platforms globally with approximately **$150 billion** in AUM and **+200** investment professionals
  - One of the largest global manager of CLOs
  - Deep expertise in CLOs, including **~$50 billion** in managed CLOs[1] and **~$1.1 billion** in 3rd party managed CLO investments[2]
  - Carlyle has a 15+ Year History of investing in CLOs and 24+ year history of managing CLOs
  - Industry-focused credit research with 30+ investment professionals across the U.S. and Europe
  - 700 investment professionals globally, ~275 active portfolio companies & 52 operating executives
- Carlyle successfully leverages its **integrated platform** and has a history of generating market-leading returns

Note: As of March 31, 2023.
1. Source: Creditflux as of March 31, 2023, inclusive of middle market CLOs. Only closed CLO transactions are included.
2. CLO AUM represents notional value as of March 31, 2023.

14

15 Carlyle’s Value to VCIF (Cont’d) • Carlyle’s established brand and extensive experience managing 40 Act Funds make it an ideal candidate to take over management of VCIF and convert the investment mandate to CLO equity • Experience includes three business development companies and one interval fund • This transaction leverages Carlyle’s best - in - class infrastructure built out for Carlyle’s CLO investment business • Carlyle benefits from being both a CLO investor and CLO issuer • The Carlyle CLO investment team has historically achieved attractive risk - adjusted returns • Lauren Basmadjian and Nishil Mehta, the portfolio managers, have historically managed similar vehicles at their predecessor firms Experienced in Asset Class and in Managing Listed Vehicles Carlyle believes it can deliver substantial value to VCIF shareholders through multiple avenues, including CLO investment expertise and experience in managing listed vehicles

16 CLO Overview SECTION 03

17 CLO Mechanics Senior Secured Loans ILLUSTRATIVE CLO COLLATERAL POOL 1 Diverse Portfolio of Senior Secured Loans CLO Senior & Mezzanine CLO Equity CLO BALANCE SHEET Liabilities Assets • 150 – 250 issuers • Actively managed • Typically floating rate, senior secured loans • Principal value of collateral > principal value of CLO debt A CLO is a securitization backed by a pool of corporate loans. They are actively managed, non mark - to - market, transparent structures with a low history of impairment There is no guarantee that the portfolio acquired includes the underlying loans. No discussion with respect to specific inves tme nts should be considered a recommendation to purchase or sell any particular investment. The investments discussed do not represent all past investments. It should not be assumed that any of the investm ent s discussed were or will be profitable, or that investments or decisions made in the future will be profitable. 1. All rights to trademarks and/or logos herein belong to their respective owners and Carlyle’s use thereof does not imply an af fil iation with, or endorsement by, the owners of these trademarks and/or their logos.

18 Strong Underlying Collateral • Loans are senior to bonds and equity with first priority to underlying collateral pledged by the borrower. As a result, loans have a historical high recovery rate of 66% 1 • Since inception in 1997, the S&P LSTA Leveraged Loan Index has only had 2 years of negative returns 2 • The S&P LSTA Leveraged Loan Index has grown from $0.89 trillion to +$1.40 trillion over the last five years. Carlyle believes the increase in the size of the loan market creates a continued need for CLO new issuance and a need for CLO equity 2.95% -40% -30% -20% -10% 0% 10% 20% 30% 40% 50% 60% 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 S&P/LSTA LL Index Annual Returns (2) S&P/LSTA LL Index Defaults (2) For illustrative purposes only. Past performance is not indicative of future results. 1. Source: Moody’s as of February 8, 2022. 2. Source: LSTA as of September 30, 2022. 0% 2% 4% 6% 8% 10% 12% 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 LSTA Defaults 0% HEG7

19 High Cash - on - Cash Returns in a Cycle - Tested Strategy CLO EQUITY IRR BY VINTAGE (REDEEMED DEALS) 1 • All CLO vintages have on an aggregate basis achieved a positive return with an average return of 13% for redeemed deals 1 • The average annual CLO equity distribution is ~ 17% 1 CLO EQUITY QUARTERLY DISTRIBUTIONS 1 0% 1% 2% 3% 4% 5% 6% 7% Equity distribution (In RP) Equity distribution (Out of RP) -10% 0% 10% 20% 30% 40% 50% 60% 2003 2004 2005 2006 2007 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 25th Percentile Median 75th Percentile Past performance is not indicative of future results. For illustrative purposes only. Performance shown on this slide is acro ss the entire CLO equity market. There can be no assurance that this performance will continue or that VCIF’s Gross IRR will equal or exceed the average IRR of any applicable vintage in which it invests. Performance of the overall mark et does not reflect any Fees & Expenses to be borne by certain and/or all investors, which will reduce returns and, in the aggregate, ar e expected to be substantial. For a description of such Fees & Expenses, please see the Memorandum once available and Part II of Form ADV maintained by Carlyle’s registered investme nt advisor, Carlyle Global Credit Investment Management L.L.C . 1. Source: BAML Research as of September 30, 2022.

20 Compelling Relative Value and Low Correlation • According to Citi Global Markets Research, the average annualized CLO equity returns is 12.72% 1 • The net 12.72% return for CLO equity is higher than the 12.62% return for the S&P 500, and substantially higher than the 3.79% for high yield bonds and 3.62% for loans over the past 10 years 1 • CLO equity can contribute to portfolio diversification as it has historically exhibited a lower correlation to the S&P 500 compared to other asset classes U.S. CLO EQUITY AVERAGE RETURNS VS. OTHER ASSET CLASSES 1 3.62% 3.79% 12.72% 12.62% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% S&P Leveraged Loan Index BAML HY Index CLO Equity S&P 500 U.S. CLO EQUITY CORRELATION WITH OTHER ASSET CLASSES 2 Average CLO Returns FTSE 100 Index S&P 500 Index Dow Jones Index BAML HY Index LSTA LL Index Average CLO Returns 1.00 0.45 0.52 0.43 0.59 0.66 FTSE 100 Index -- 1.00 0.59 0.71 0.64 0.57 S&P 500 Index -- -- 1.00 0.71 0.89 0.75 Dow Jones Index -- -- -- 1.00 0.70 0.61 BAML HY Index -- -- -- -- 1.00 0.86 LSTA LL Index -- -- -- -- -- 1.00 For illustrative purposes only. Past performance is not indicative of future results. There can be no assurance that the perf orm ance of CLO equity relative to other asset classes will persist or that VCIF’s Gross IRR will equal or exceed average CLO’s returns over any time period. Average CLO returns do not reflect any Fees & Expe ns es to be borne by certain and/or all investors, which will reduce returns and, in the aggregate, are expected to be substantial. For a description of s uch Fees & Expenses, please see the Memorandum once available and Part II of Form ADV maintained by Carlyle’s registered investment advisor, Carlyle Global Credit Investment Man age ment L.L.C. 1. Citi Global Market Research, BAML Research, LCD, and Bloomberg from September 30, 2012 to September 30, 2022. 2. Bloomberg as of September 30, 2022.

21 For illustrative purposes only. There is no guarantee these trends will continue. I. Source: LCD and as of November 11, 2022. II. Source: Citi as of September 30, 2022. Sizable CLO Equity Market ANNUAL US CLO NEW ISSUANCE I ANNUAL EUROPEAN CLO NEW ISSUANCE I EUROPEAN CLO EQUITY BWIC VOLUMES 2 US CLO EQUITY BWIC VOLUMES 2 • U.S. and European CLO new issuance rebounded post - COVID with both reaching a record post - crisis volume • Concurrently, secondary CLO equity bids - wanted - in - competition (“BWIC”) volumes have reverted to pre - pandemic levels 0 50 100 150 200 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 YTD $ bn $ 118.6bn 0 10 20 30 40 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 € bn € 23.9bn 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 2015 2016 2017 2018 2019 2020 2021 2022 $ bn 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 2015 2016 2017 2018 2019 2020 2021 2022 € bn € 0.5bn $2.2bn